Exhibit 99.1

                    Thomas & Betts Corporation Reports First
                             Quarter 2007 Earnings

                       Sales Increase 7 Percent;

                    Earnings per Share $0.63 Including $0.08
                       Charge Related to Legal Settlement


    MEMPHIS, Tenn.--(BUSINESS WIRE)--April, 23, 2007--Thomas & Betts Corporation (NYSE: TNB) today reported first quarter 2007 net earnings of $37.1 million including the negative impact of $7 million ($0.08 per share) of pre-tax expenses related to a legal settlement. This compares to net earnings of $38.8 million in the first quarter 2006. Including the $0.08 per share charge, 2007 first quarter earnings were $0.63 per diluted share. This compares to $0.62 per diluted share in the first quarter 2006.

    First quarter 2007 net sales rose 7.4 percent to $474.6 million, compared to $441.8 million in the prior-year period. Price increases to offset higher material and energy costs and volume improvements contributed to the sales increase. Foreign currency benefited sales by approximately $5 million in the quarter.

    "2007 started out strong for Thomas & Betts. Demand remains positive in industrial and utility markets and is beginning to strengthen in commercial construction markets," said Dominic J.
Pileggi, chairman and chief executive officer. "We continue to execute as planned and again improved operating margins in each of our business segments."

    First quarter 2007 gross margin was approximately 31 percent of sales, in line with the prior-year period. The company continued to successfully offset higher material and energy costs with increased selling prices.

    Including the $7 million legal charge, selling, general and administrative (SG&A) expense was $87.3 million, or 18.4 percent of sales, in the first quarter 2007. This compares to 17.8 percent of sales in the prior-year period. Earnings from operations were $57.5 million in the quarter, or 12.1 percent of sales, compared to $57.8 million, or 13.1 percent of sales, last year. As a percent of sales, both SG&A and earnings from operations were negatively impacted by 1.5 percentage points as a result of the legal settlement.

    The effective tax rate increased to 31 percent in the first quarter 2007, up from 29 percent in the prior-year period reflecting a net increase in U.S. income taxes.

    SEGMENT RESULTS

    During the first quarter 2007, the company began to report corporate expenses related to legal, finance and administrative costs separately from business segment results. Management believes this change provides improved transparency into the underlying operating trends in the business segments. 2006 results have been revised to reflect this change. First quarter 2007 corporate expense includes the $7 million legal charge.

    Electrical segment sales were $389.2 million in the first quarter, up 8.8 percent compared to the first quarter 2006. Higher selling prices driven by higher material and energy costs contributed significantly to the sales growth. Solid demand in industrial, commercial construction and utility distribution markets also contributed to the sales improvement. Foreign currency benefited sales by $4 million in the first quarter 2007.

    Electrical segment earnings were $64.9 million in the quarter, up
11.4 percent compared to the first quarter 2006. As a percent of sales, segment earnings were 16.7 percent, up from 16.3 percent reflecting slightly higher sales volume.

    Sales in the Steel Structures segment were $53.0 million in the quarter, similar to the prior-year period. Steel Structures segment earnings increased 6.8 percent to $8.9 million, or 16.8 percent of sales, reflecting improved project mix in 2007 compared to 2006.

    HVAC segment sales increased approximately four percent to $32.4 million in the first quarter 2007. Segment earnings were $4.7 million, up 13 percent from the prior-year period. As a percent of sales, segment earnings improved to 14.6 percent in the first quarter 2007, compared to 13.3 percent of sales in same period last year. The earnings improvement reflects continued cost control and higher sales.

    BALANCE SHEET HIGHLIGHTS

    The company ended the first quarter 2007 with approximately $310 million in cash and $388 million in total debt. During the first quarter 2007, the company repurchased 1.8 million shares of common stock at a cost of approximately $94 million. The share repurchase activity had no net effect on earnings per share in the quarter.

    2007 DIRECTIONAL GUIDANCE

    "We saw demand strengthen as the quarter progressed and continue to expect solid sales growth in the mid-single-digit range for 2007," said Pileggi. "Despite the negative impact of the $0.08 per share legal settlement, we are reaffirming our earnings guidance of $3.05 to $3.15 for the full year 2007."

    CORPORATE OVERVIEW

    Thomas & Betts Corporation (www.tnb.com) is a leading designer and manufacturer of electrical components used in industrial, commercial, communications and utility markets. The company is also a leading producer of commercial heating and ventilation units and utility transmission structures. Headquartered in Memphis, Tenn., the company has manufacturing, distribution and office facilities worldwide.



NOTE: The attached financial tables support the information in this news release:

Consolidated Statements of Operations
Segment Information
Prior-Year Segment Information
Consolidated Balance Sheets
Consolidated Statements of Cash Flows


    CAUTIONARY STATEMENT

    This press release includes forward-looking statements that are identified by terms such as "optimistic," "trend," "will," and "believe." These statements discuss business strategies, economic outlook and future performance. These forward-looking statements make assumptions regarding the company's operations, business, economic and political environment, including, without limitation, customer demand, government regulation, terrorist acts and acts of war. The actual results may be materially different from any future results expressed or implied by such forward-looking statements. Please see the "Risk Factors" section of the company's Form 10-K for the fiscal year ended December 31, 2006 for further information related to these uncertainties. The company undertakes no obligation to publicly release any revisions to any forward-looking statements contained in this press release to reflect events or circumstances occurring after the date of this release or to reflect the occurrence of unanticipated events.

    CONFERENCE CALL AND WEBCAST INFORMATION

    Thomas & Betts will hold a conference call/webcast to discuss the company's first quarter 2007 results on Tuesday, April 24, 2007 at 11:00 am ET (10:00 am CT). To access the call, please call 201-689-8341. The call can also be accessed via the Thomas & Betts corporate website at www.tnb.com. The conference call will be recorded and available for replay through 12:00 midnight ET on Monday, April 30, 2007. To access the replay, please call 201-612-7415, account number 9517, pass code 235376.



             THOMAS & BETTS CORPORATION AND SUBSIDIARIES
                Consolidated Statements of Operations
                (In thousands, except per share data)
                             (Unaudited)

                                                     Quarter Ended
                                                  --------------------

                                                  March 31,  March 31,
                                                    2007       2006
                                                  ---------  ---------


 Net sales                                        $474,552   $441,802

 Cost of sales                                     329,717    305,519
                                                  ---------  ---------
 Gross profit                                      144,835    136,283
 Gross profit - % of net sales                        30.5%      30.9%

 Selling, general and administrative                87,329     78,528
 Selling, general and administrative - % of net
  sales                                               18.4%      17.8%

                                                  ---------  ---------

 Earnings from operations                           57,506     57,755
 Earnings from operations - % of net sales            12.1%      13.1%

 Income from unconsolidated companies                   30        174
 Interest expense, net                              (3,551)    (3,467)
 Other (expense) income, net                          (160)       186
                                                  ---------  ---------

 Earnings before income taxes                       53,825     54,648

 Income tax provision                               16,685     15,848
                                                  ---------  ---------

 Net earnings                                     $ 37,140   $ 38,800
                                                  =========  =========

 Net earnings per share:
  Basic earnings per share                        $   0.63   $   0.63
                                                  =========  =========
  Diluted earnings per share                      $   0.63   $   0.62
                                                  =========  =========

 Average shares outstanding:
  Basic                                             58,593     61,432
  Diluted                                           59,393     62,540




             THOMAS & BETTS CORPORATION AND SUBSIDIARIES
                         Segment Information
                            (In thousands)
                             (Unaudited)

                                                     Quarter Ended
                                                  --------------------

                                                  March 31,  March 31,
                                                    2007       2006
                                                  ---------  ---------


 Net sales:
  Electrical                                      $389,166   $357,849
  Steel Structures                                  53,030     52,728
  HVAC                                              32,356     31,225
                                                  ---------  ---------

 Total net sales                                  $474,552   $441,802
                                                  =========  =========


 Segment earnings:
  Electrical                                      $ 64,901   $ 58,239
  Steel Structures                                   8,902      8,332
  HVAC                                               4,709      4,151
                                                  ---------  ---------

 Total reportable segment earnings                  78,512     70,722

Corporate expense                                  (20,976)   (12,793)
Interest expense, net                               (3,551)    (3,467)
Other                                                 (160)       186
                                                  ---------  ---------

Earnings before income taxes                      $ 53,825   $ 54,648
                                                  =========  =========


 Segment earnings - % of net sales:
  Electrical                                          16.7%      16.3%
  Steel Structures                                    16.8%      15.8%
  HVAC                                                14.6%      13.3%
  Total                                               16.5%      16.0%




             THOMAS & BETTS CORPORATION AND SUBSIDIARIES
                    Prior-Year Segment Information
                            (In thousands)
                             (Unaudited)

                                          2006
                   ---------------------------------------------------

                     1st       2nd       3rd       4th
                    Quarter   Quarter   Quarter   Quarter   Total Year
                   --------- --------- --------- ---------  ----------


Net Sales:
  Electrical       $357,849  $383,273  $389,433  $381,002  $1,511,557
  Steel Structures   52,728    51,457    53,516    63,970     221,671
  HVAC               31,225    33,149    30,452    40,635     135,461
                   --------- --------- --------- --------- -----------

 Total net sales   $441,802  $467,879  $473,401  $485,607  $1,868,689
                   ========= ========= ========= ========= ===========


Segment earnings:
  Electrical       $ 58,239  $ 63,640  $ 66,699  $ 60,289  $  248,867
  Steel Structures    8,332     7,013     9,076    10,692      35,113
  HVAC                4,151     4,742     4,111     7,473      20,477
                   --------- --------- --------- --------- -----------

 Total reportable
  segment earnings $ 70,722  $ 75,395  $ 79,886  $ 78,454  $  304,457

 Corporate expense  (12,793)  (14,934)  (13,626)  (16,339)    (57,692)
 Interest expense,
  net                (3,467)   (3,708)   (4,122)   (3,543)    (14,840)
 Other                  186       977       484      (130)      1,517
                   --------- --------- --------- --------- -----------

  Earnings before
   income taxes    $ 54,648  $ 57,730  $ 62,622  $ 58,442  $  233,442
                   ========= ========= ========= ========= ===========

 Segment earnings -
  % of net sales:
  Electrical           16.3%     16.6%     17.1%     15.8%       16.5%
  Steel Structures     15.8%     13.6%     17.0%     16.7%       15.8%
  HVAC                 13.3%     14.3%     13.5%     18.4%       15.1%
  Total                16.0%     16.1%     16.9%     16.2%       16.3%


   During the first quarter 2007, the Corporation discontinued the allocation of certain corporate expenses to its reportable segments. Corporate expense includes legal, finance and administrative costs.
  Prior periods presented above have been conformed to reflect this current period change.




             THOMAS & BETTS CORPORATION AND SUBSIDIARIES
                     Consolidated Balance Sheets
                            (In thousands)
                             (Unaudited)

                                              March 31,   December 31,
                                                2007         2006
                                             -----------  ------------


  ASSETS

 Current assets:
  Cash and marketable securities             $  310,180    $  371,339
  Receivables, net                              236,627       204,270
  Inventories                                   220,883       218,536
  Other current assets                           65,151        74,225
                                             -----------  ------------
 Total current assets                           832,841       868,370

 Net property, plant and equipment              261,502       267,200
 Goodwill                                       490,769       490,210
 Investments in unconsolidated companies        115,708       115,726
 Other assets                                    92,861        88,717
                                             -----------  ------------

  Total assets                               $1,793,681    $1,830,223
                                             ===========  ============



  LIABILITIES AND SHAREHOLDERS' EQUITY

 Current liabilities:
  Current maturities of long-term debt       $      644    $      719
  Accounts payable                              152,000       144,844
  Accrued liabilities                            98,545       102,966
                                             -----------  ------------
 Total current liabilities                      251,189       248,529

 Long-term debt                                 387,081       386,912
 Other long-term liabilities                    128,487       126,423

 Shareholders' equity                         1,026,924     1,068,359
                                             -----------  ------------

  Total liabilities and shareholders' equity $1,793,681    $1,830,223
                                             ===========  ============




             THOMAS & BETTS CORPORATION AND SUBSIDIARIES
                Consolidated Statements of Cash Flows
                            (In thousands)
                             (Unaudited)

                                                      Year to Date
                                                  --------------------
                                                  March 31,  March 31,
                                                    2007       2006
                                                  ---------  ---------

CASH FLOWS FROM OPERATING ACTIVITIES:
Net earnings                                       $37,140    $38,800
Adjustments:
  Depreciation and amortization                     12,344     11,785
  Deferred income taxes                              6,232      4,528
  Incremental tax benefits from share-based
   payments                                         (1,003)    (2,902)
  Changes in operating assets and liabilities,
   net:
 Receivables                                       (32,100)   (23,915)
 Inventories                                        (1,895)   (19,978)
 Accounts payable                                    7,100     19,661
 Accrued liabilities                                (4,435)   (20,056)
 Other                                               9,790      6,227
                                                  ---------  ---------
Net cash provided by (used in) operating
 activities                                         33,173     14,150
                                                  ---------  ---------

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property, plant and equipment          (6,392)   (14,086)
Marketable securities                                   58    291,628
Other                                                   91        118
                                                  ---------  ---------
Net cash provided by (used in) investing
 activities                                         (6,243)   277,660
                                                  ---------  ---------

CASH FLOWS FROM FINANCING ACTIVITIES:
Repayment of long-term debt and other borrowings      (137)  (150,112)
Stock options exercised                              4,604     30,083
Repurchase of common shares                        (93,541)         -
Other                                                1,003      2,902
                                                  ---------  ---------
Net cash provided by (used in) financing
 activities                                        (88,071)  (117,127)
                                                  ---------  ---------

EFFECT OF EXCHANGE RATE ON CASH                         39        299
                                                  ---------  ---------

Net increase (decrease) in cash and cash
 equivalents                                       (61,102)   174,982
Cash and cash equivalents at beginning of period   370,968    216,742
                                                  ---------  ---------
Cash and cash equivalents at end of period        $309,866   $391,724
                                                  =========  =========

Cash payments for interest                          $4,994    $10,003
Cash payments for income taxes                     $10,739    $16,371


    CONTACT: Thomas & Betts Corporation
             Tricia Bergeron, (901) 252-8266
             tricia.bergeron@tnb.com